                                    EXHIBIT 10.39


                                 EMPLOYMENT AGREEMENT


         This Employment Agreement is dated as of January 29, 1996, and is entered into between Supercuts, Inc., a Delaware corporation (the "Company"), and Steve Price ("Executive").

         WHEREAS, Executive and the Company desire to embody in this Agreement the terms of Executive's employment.

         NOW, THEREFORE, the parties agree:

                                      ARTICLE I

                       EMPLOYMENT, DUTIES AND RESPONSIBILITIES

         1.01. EMPLOYMENT. The Company shall employ Executive as President and Chief Executive Officer of the Company. Executive accepts such employment. Executive agrees to devote his full business time and best efforts to promote the interests of the Company.

         1.02. DUTIES AND RESPONSIBILITIES. Executive shall be accountable to the Board of Directors of the Company (the "Board") and shall report to the Chairman of the Board, and no officer or employee of the Company shall be superior in authority to Executive. Executive shall have general management and control of the business, affairs and property of the Company in the ordinary course of its business with all powers, duties and responsibilities as are customarily associated with the position of President and Chief Executive Officer.

         1.03. BOARD MEMBERSHIP; INDEMNIFICATION. The Company shall appoint the Executive to the vacancy in its Board and subsequently shall nominate and use its best efforts to cause the Executive to be elected as a member of the Board throughout the term of this Agreement. Executive shall be entitled to indemnification on the same basis as other directors and executive officers of the Company.

         1.04. PLACE OF PERFORMANCE. The Executive shall carry out his responsibilities at the Company's Headquarters at 550 California Street, San Francisco, California.

                                      ARTICLE II

                                         TERM

         2.01. TERM. (a) The term of this Agreement (the "Term") shall commence on the date hereof and shall continue for a period of four years thereafter; provided, however, that the Term shall be automatically extended without further action of either party for successive additional periods of one year, unless written notice of either party's intention not to extend has been given to the other party at least ninety (90) days prior to the expiration of the then effective Term.

              (b) Executive represents and warrants to the Company that to the best of his knowledge, neither the execution and delivery of this Agreement nor the performance of his duties thereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound.

                                     ARTICLE III

                                     COMPENSATION

         3.01. SALARY AND BENEFITS. As compensation and consideration for the performance by Executive of his obligations under this Agreement, Executive shall be entitled to the following (subject, in each case, to the provisions of Article V hereof):

              (a) The Company shall pay Executive a base salary ("Base Salary") during the Term, in accordance with the normal payment procedures of the Company and subject to such withholdings and other normal employee deductions as may be required by law, at the rate of $350,000 per annum. The Board agrees to review such compensation not less frequently than annually during the Term, provided that the base salary may not be decreased.

              (b) Executive shall participate during the Term in the Company's 401(k) plan, life insurance plan, health and major medical insurance plans, and in such other employee benefit plans and programs, other than excess benefit plans and supplemental executive retirement plans ("SERPs"), for the benefit of the employees of the Company, as may be maintained from time to time during the Term, in each case to the extent and in the manner available to other senior executive officers of the Company and subject to the terms and provisions of such plans or programs.

              (c) Executive shall be entitled to four weeks' paid vacation (not necessarily consecutive) for each year of employment during the Term.

              (d) As of the date hereof, the Company, through its Compensation Committee, shall grant Executive non-qualified options to purchase 500,000 shares of the Company's common stock, pursuant to and subject to the terms and conditions of the Supercuts, Inc. Stock Plan (the "Stock Plan"). The per share exercise price of such options shall be the Fair Market Value (as defined in the Stock Plan) of the common stock on the date hereof. Such options shall have a maximum term of ten years, subject to earlier termination as provided herein and in the Stock Plan. 300,000 of such options shall become vested and exercisable on the date of grant. 100,000 shall become vested and exercisable on each of the first and second anniversaries of the date hereof, provided Executive's employment continues until such dates. Upon a Change in Control (as defined in Section 5.04(c)), any options which have not theretofore vested shall become immediately vested and exercisable.

         3.02. EXPENSES. The Company will promptly reimburse Executive for all reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term, subject, however, to the Company's policies relating to business-related expenses for senior executive officers as in effect from time to time during the Term. The Company shall reimburse the Executive for up to $10,000 of reasonable legal fees incurred by him in connection with the preparation of this Agreement.

         3.03. FRINGE BENEFITS. The Executive shall be provided with such fringe benefits as are made available from time to time to the Company's senior executive officers, excluding SERPs.

                                      ARTICLE IV

                                  EXCLUSIVITY, ETC.

         4.01. EXCLUSIVITY. Executive agrees to perform his duties hereunder efficiently and to the best of his ability. Executive agrees that he will devote his entire working time, care and attention to such duties throughout the Term. Executive also agrees that he will not engage in any other for-profit business activities, that are competitive with the activities of the Company, except as permitted in this Section 4.01.

         4.02 OTHER BUSINESS INTERESTS. Executive agrees that, so long as he is employed by the Company, he will not own, directly or indirectly, any controlling or substantial stock or other beneficial interest in any business enterprise which is engaged in, or competitive with, any business engaged in by the Company. Notwithstanding the foregoing, Executive may own, directly or indirectly, up to 3% of the outstanding capital stock of any business having a class of capital stock which is traded on any national stock exchange or in the over-the-counter market.

         4.03 CONFIDENTIALITY AND PROPRIETARY INFORMATION. Executive agrees that he will not, at any time during or after the Term, make use of or divulge to any other person, firm or corporation any trade or business secret, any information pertaining to any business process, method or means, any customer lists, details of contracts with or requirements of customers, any information pertaining to the Company's financial records, business methods, computer systems and software, sales or marketing plans, or any other written information treated as confidential or as a trade secret by the Company, which he may have learned or acquired in connection with his employment (collectively, "Confidential Information"). Executive's obligation under this Section 4.03 shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of Executive; (iii) is known to Executive prior to his receipt of such information from the Company or any predecessor of the Company with which he was employed, as evidenced by written records of Executive or (iv) is hereafter disclosed to Executive by a third party not under an obligation of confidence to the Company. Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Company, any notes, memoranda, papers, documents, correspondence or writing (which shall include information recorded or stored in writing, on magnetic tape or disc, or otherwise stored for reproduction, whether by mechanical or electronic means and whether or not such reproduction will result in a permanent record being made) containing or reflecting any Confidential Information ("Documents"). Executive recognizes that all such Documents, whether developed by him or by someone else, will be the sole and exclusive property of the Company. Upon termination of his employment hereunder, Executive shall forthwith deliver to the Company all Confidential Information, and all Documents, and no copies of any Confidential Information or Documents shall be retained by him.

         4.04 NON-COMPETITION. Upon any termination of Executive's employment with the Company which does not occur on or after a Change in Control, the Executive shall not, for a period of two years from the date of such termination (or, in the case only of a termination by the Company without Cause or a Constructive Termination, for such shorter period during which the Company continues to pay Executive's Base Salary pursuant to Section 5.06(a) hereof), directly or indirectly, whether as an employee, consultant, independent contractor, partner, joint venture or otherwise, (i) engage in business activities, a substantial portion of which are competitive with any substantial type or kind of business activities conducted by the Company at the time of such termination anywhere in the United States or in any of the Provinces of Canada in which the Company has retail outlets or franchise facilities; (ii) solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or as agent of, the Company to terminate such person's contract of employment or agency, as the case may be, with the Company or (iii) divert, or attempt to divert, any person, concern, or entity from doing business with the Company, nor will he attempt to induce any such person, concern or entity to cease being a customer or supplier of the Company.

         4.05 REMEDIES. Executive and the Company agree that the restrictions, prohibitions and other provisions of Article IV of this Agreement are reasonable, fair, and equitable in scope, terms, and duration, are necessary to protect the legitimate business interests of the Company and are a material inducement to the Company to enter into this Agreement. The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of this Article IV, the Company will be entitled to enjoin the Executive from breaching the provisions of Article IV. In such action, the Company will not be required to plead or prove irreparable harm or lack of an adequate remedy at law. Nothing contained in this Article IV shall be construed to prevent the Company from seeking such other remedy in case of any breach of this Agreement by the Executive, as the Company may elect.

                                      ARTICLE V

                                     TERMINATION

         5.01. TERMINATION BY THE COMPANY. (a) The Board shall have the right to terminate Executive's employment at any time, with or without "Cause"; provided, however, that Executive's employment may not be terminated for "Cause" unless: (i) Executive shall have first received an opportunity upon reasonable advance written notice to attend a meeting of the Board at which Executive, together with his counsel of his choice, shall have had an opportunity to fully respond to the claim(s) against him and defend himself before the Board; and
(ii) at or after the conclusion of such meeting, the Board shall have voted to terminate Executive's employment by majority vote and shall have delivered to Executive a certificate evidencing such vote, which shall set forth the factual basis for such termination.

         (b) For purposes of this Agreement, "Cause" shall mean (i) a material breach by the Executive of the provisions of this Agreement, other than a breach not involving manifest bad faith on Executive's part which is rectified in all material respects within 30 days after written notice thereof is given by the Board to Executive, (ii) willful and gross misconduct resulting in material harm to the business or reputation of the Company, (iii) any act of willful fraud, embezzlement or misappropriation of a material nature against the Company or
(iv) the conviction of a felony.

         5.02. DEATH. In the event Executive dies during the Term, his employment shall automatically terminate effective on the date of his death.

         5.03. DISABILITY. In the event that Executive shall suffer a disability, as determined by a licensed physician selected by the Executive, which shall have prevented him from performing satisfactorily his obligations hereunder for a period of at least 90 consecutive days, or 180 non-consecutive days within any 365 day period, the Company shall have the right to terminate Executive's employment for "Disability," such termination to be effective upon the giving of notice thereof to Executive in accordance with
Section 6.03 hereof. Notwithstanding the preceding sentence, if the Company disagrees with the determination made by the Executive's physician, it shall have the right to obtain an independent determination of Disability from a licensed physician selected and paid by the Company. If the determinations conflict, the Company may not terminate the Executive's appointment for Disability unless a third physician selected by agreement of the Company and the Executive (and paid by the Company) shall have concluded that the foregoing conditions were satisfied.

         5.04. CHANGE IN CONTROL. In the event that a Change in Control occurs, the Executive may elect to terminate his employment. For purposes of this Agreement, a Change in Control shall mean the occurrence of any of the following events:

         (i) any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company, acquires directly or indirectly the beneficial ownership (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 50% or more of the total voting power of all of the then outstanding voting securities of the Company;

         (ii) the individuals (A) who constitute the Board as of the date of this Agreement (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election), cease for any reason to constitute a majority of the members of the Board; or

         (iii) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         5.05. CONSTRUCTIVE TERMINATION. In the event that there is (i) a substantial and material change in the Executive's titles or duties that represents a demotion from his titles and responsibilities as in effect immediately prior thereto, or (ii) a substantial and material breach of this Agreement by the Company, other than a demotion or breach not involving manifest bad faith on the Company's part which is rectified in all material respects within 30 days after written notice thereof is given by Executive to the Company, the Executive may elect to terminate his employment (such termination being referred to herein as "Constructive Termination").

         5.06. COMPENSATION UPON TERMINATION. (a) In the event of (i) a termination of Executive's employment by the Company other than for Cause, (ii) a Constructive Termination, (iii) a termination of Executive's employment for Disability, or (iv) Executive's voluntary election to terminate his employment on or after a Change in Control, neither the Company nor the Executive shall have any further obligation under this Agreement, except that Executive shall remain bound by the obligations set forth in Section 4.03 and, if applicable,
Section 4.04 hereof, and the Company shall continue to pay Executive for the duration of the then effective Term or for 90 days, whichever is greater, his then current Base Salary, in equal monthly installments following the date of such termination. In the event Executive becomes eligible for payments under this Section 5.06(a), he shall not have a duty to mitigate or to seek employment elsewhere as a condition to receiving such payments. Such payments shall in no event be reduced by any income earned by Executive from employment or self-employment subsequent to termination, or any interest, dividends or other income from Executive's investments.

              (b) In the event of the termination of Executive's employment due to death, the payments of Base Salary that would have been made, at the rate in effect immediately prior to date of death, had his employment continued until the end of the Term, shall be discounted to present value at an interest rate equal to the rate of interest then established by the Bank of America as its prime rate and paid in one lump sum within 90 days of termination.

              (c) Upon (i) termination of the Executive's employment by the Company for Cause, or (ii) a voluntary termination of employment by Executive other than a Constructive Termination, any stock options granted pursuant to
Section 3.01(d) hereof which have not vested as of the date of such termination shall thereupon be cancelled. Upon any termination of Executive's employment not described in the preceding sentence, any stock options granted pursuant to
Section 3.01(d) hereof which have not vested as of the date of such termination shall thereupon become vested and exercisable. Options which are vested or become vested as of the date of any termination of Executive's employment (including a termination for Cause) may be exercised for a period of not less than six months following such date, but in no event beyond ten years from the date hereof. The Company agrees that in no event shall it exercise its right under Section 21 of the Stock Plan to purchase any stock acquired by Executive through exercise of stock options.

              (d) Except as provided in this Section 5.06, Executive shall not be entitled to compensation as a result of any termination of his employment with the Company.

              (e) Notwithstanding anything herein to the contrary, in addition to any amounts to be paid to Executive as set forth in this Section 5.06, Executive shall receive all valid expense reimbursements through the effective date of his separation from employment, all earned but unused vacation pay and all earned and unpaid Base Salary, and Executive shall retain his rights, if any, under the Stock Plan and any related option agreement.

                                      ARTICLE VI

                                    MISCELLANEOUS

         6.01. BENEFIT OF AGREEMENT; ASSIGNMENT; BENEFICIARY. (a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to the Executive's estate.

              (b) The Company shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         6.02. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by Fedex, telegram or telex or by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company to the attention of its GENERAL COUNSEL, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and (b) in the case of Executive, to Steve Price, at his then current home address, with a copy to: Andrew J. Schaffran, Esq., Morgan Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178-0060, or to such other address as Executive shall designate by written notice to the

Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given.

         6.03. ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of Executive's employment during the term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

         6.04. WAIVER. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

         6.05. HEADINGS. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         6.06. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of California without reference to the principles of conflict of laws.

         6.07. AGREEMENT TO TAKE ACTIONS. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

         6.08. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         6.09. SEVERABILITY. The Executive expressly agrees that the character, duration and geographical scope of the provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made by an arbitrator or a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the arbitrator or the court in such a manner as to impose all of those restrictions on the Executive's and the Company's conduct that are reasonable in light of the circumstances and as are necessary to assure the benefits of this Agreement.
If, in any arbitration or judicial proceeding, an arbitrator or a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such arbitration or proceeding shall be deemed eliminated, for the purposes of such arbitration or proceeding, from this Agreement. If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

         6.10. DISPUTES. THE PARTIES HERETO SHALL FIRST SEEK TO RESOLVE ANY DISPUTE ARISING HEREUNDER BY MEDIATION THROUGH THE OFFICES OF THE FEDERAL MEDIATION AND CONCILIATION SERVICE OR SUCH OTHER NATIONALLY RECOGNIZED PRIVATE MEDIATION SERVICE AS THE PARTIES MAY SELECT. THE PARTIES SHALL USE THEIR REASONABLE EFFORTS TO COMMENCE AND CONCLUDE ANY SUCH MEDIATION IN A PROMPT MANNER. IF THE DISPUTE IS NOT RESOLVED THROUGH MEDIATION WITHIN 30 DAYS AFTER THE PARTIES' FIRST MEETING WITH A MEDIATOR, SUCH DISPUTE SHALL BE RESOLVED BY EXPEDITED, BINDING ARBITRATION TO BE HELD IN SAN FRANCISCO, CALIFORNIA IN ACCORDANCE WITH THE RULES AND PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION GOVERNING EMPLOYMENT DISPUTES. ANY AWARD MADE BY SUCH ARBITRATOR SHALL BE FINAL, BINDING AND CONCLUSIVE ON ALL PARTIES HERETO FOR ALL PURPOSES, AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE EXPENSES OF THE ARBITRATOR SHALL BE SHARED EQUALLY BY THE PARTIES TO THE ARBITRATION. THE PREVAILING PARTY IN ANY ARBITRATION HEREUNDER SHALL BE ENTITLED TO RECOVER HIS OR ITS COSTS, EXPENSES AND REASONABLE ATTORNEYS' FEES IN CONNECTION WITH THE ARBITRATION. IN THE EVENT OF LITIGATION TO CONFIRM, ENFORCE, VACATE OR MODIFY AN ARBITRATION AWARD RENDERED HEREUNDER, THE PREVAILING PARTY IN SUCH ACTION SHALL BE ENTITLED TO RECOVER HIS OR ITS COSTS, EXPENSES AND REASONABLE ATTORNEYS' FEES INCURRED IN CONNECTION WITH SUCH LITIGATION, INCLUDING ANY APPEALS OR PETITIONS THEREFROM. THE PREVAILING PARTY SHALL ALSO BE ENTITLED TO RECOVER INTEREST ON THE PRINCIPAL AMOUNT AWARDED FROM THE DATE SUCH AMOUNT BECAME DUE AND PAYABLE AS DETERMINED BY THE ARBITRATOR.


                           /S/ T.L.G.        /S/ S.A.P.
                        -------------    --------------

         6.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first above written.

                           Supercuts, Inc.



                                     By:    /s/ Thomas L. Gregory
                                        ---------------------------------------
                                        Name:    Thomas L. Gregory
                                        Title:   Chairman of the
                                                 Board of Directors


                                            /s/ Steven Price
                                        ---------------------------------------
                                        Steven Price